EXHIBIT 24
SPECIAL POWER OF ATTORNEY

The undersigned constitutes and appoints Alan Lemura, a United States citizen, born in Buenos Aires, Argentina on June 24, 1987 acting singly, as the undersigned's true and lawful attorney-in-fact, for the undersigned and in the undersigned's name, place and stead, to:

1. prepare, sign, and submit to the U.S. Securities and Exchange
Commission (the "SEC") on its Electronic Data Gathering, Analysis, and Retrieval
("EDGAR") Filer Management website a Form ID application, including any amendments and exhibits thereto, and any other related documents as may be necessary or appropriate, to obtain from the SEC access codes to permit filing on the SEC's
EDGAR system, granting unto said attorney-in-fact, full power and authority to do and perform each act and thing requisite and necessary to be done as required by any rule or regulation of the SEC and EDGAR as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, may lawfully do or cause to be done by virtue hereof; and

2. sign any and all SEC statements of beneficial ownership of securities of Teton Trust Company, LLC as Trustee of the Clearway Trust on Schedule 13G as
required under Section 13 and Forms 3, 4 and 5 as required under Section 16(a) of the
Securities Exchange Act of 1934, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC and any stock exchange which lists any securities held by Teton Trust Company, LLC as Trustee of the
Clearway Trust, granting unto said attorney-in-fact, full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 13 and
Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, may lawfully do or cause to be done by virtue hereof.

A copy of this special power of attorney shall be filed with the SEC. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorney-in-fact with respect to the undersigned's obligations to file a Form ID, Schedule 13Gs and Forms 3, 4 and 5 with the SEC.

Dated: October 9, 2020

By: /s/ Abbie Flaherty
Name: Abbie Flaherty
Title: Director, Teton Trust Company, LLC
as Trustee of the Clearway Trust,
Grantor